Exhibit 99.1

NEWS RELEASE
CONTACT: Janine Orf (314) 275-3680

FOR IMMEDIATE RELEASE

PATRIOT COAL ANNOUNCES AGREEMENT
TO ACQUIRE MAGNUM COAL COMPANY

ST. LOUIS, April 2 – Patriot Coal Corporation (NYSE: PCX) today announced that it has signed an agreement to acquire Magnum Coal Company (“Magnum”).  Magnum is one of the largest and lowest-cost coal producers in Central Appalachia, operating 12 mines and 7 preparation plants.  Magnum sold 18.4 million tons of coal in 2007 and has over 600 million tons of proven and probable reserves in southern West Virginia.

 “This transaction fits squarely with Patriot’s strategy of growing through synergistic, accretive acquisitions, particularly in the fragmented Central Appalachian region.  Magnum further strengthens our metallurgical coal position and expands our thermal coal presence in the important CAPP region, provides both current production and valuable reserves for future expansion, and is expected to be highly accretive within the first year.  Importantly, Magnum shares with Patriot a strong emphasis on the safety of its miners,” said Patriot President and Chief Executive Officer Richard M. Whiting.  “Magnum’s significant presence and expertise in surface mining will further diversify Patriot’s extensive asset base.  With the addition of Magnum, Patriot will be positioned as the second largest coal producer in CAPP and the seventh largest in the U.S. overall.”

Under the terms of the agreement, Magnum stockholders will receive approximately 11.9 million shares of newly-issued Patriot Coal common stock.  Additionally, Patriot will assume net debt estimated at $150 million, bringing the total acquisition price to approximately $709 million based on the April 2, 2008 closing price of Patriot common stock.  While bridge financing has been arranged, the Company expects to have permanent financing in place by closing.  The acquisition is subject to certain regulatory approvals, approval by Patriot stockholders and customary closing conditions.  The proposed transaction is expected to be completed around mid-year.

On a pro forma basis, the combination of Patriot and Magnum would have sold more than 40 million tons in 2007 and generated revenues of just under $2.0 billion.  Proven and probable reserves on a combined basis will exceed 1.9 billion tons.  The combined assets will provide Patriot a more balanced production mix, with approximately 70% underground and 30% surface mining.  With a strong base of low-sulfur thermal coal and growing production of metallurgical coal, Magnum’s properties are in close proximity to Patriot’s Central Appalachian properties, thereby enabling cost-effective optimization of the combined assets.

 “The transaction is expected to provide substantial commercial and operational synergies,” said Whiting.  “It will create economies of scale, enhance our product line, grow our customer base, provide more transportation options, and accelerate our brokerage and trading activities.  We look forward to completing this transaction as soon as possible and welcoming Magnum’s 1,700 highly-skilled employees to the Patriot team.”

“We believe this presents a unique opportunity to consolidate two significant, complementary coal companies, achieving the benefits of scale and diversity that we believe are critical to further industry consolidation and long-term success in the coal sector.  The combination of talent from these two management teams will create a premier organization to manage and grow the enterprise,” said Robb E. Turner, Chairman of Magnum and Senior Partner of ArcLight Capital Partners, LLC, majority stockholder of Magnum. “We invest opportunistically across the entire energy industry and are particularly excited about the prospect of expanding our participation in the coal sector via an investment in Patriot.”  Following the closing, ArcLight will own approximately 16% of Patriot shares, and Magnum’s other stockholders will own a combined 15% interest.

Lehman Brothers acted as financial advisor to Patriot and Citi acted as financial advisor to Magnum for this transaction.

Conference Call

Management will hold a conference call to discuss the proposed acquisition on April 3, 2008 at 10:00 a.m. Central Daylight Time.  The conference call can be accessed by dialing  800-398-9398, or through the Patriot Coal website at www.patriotcoal.com.  International callers can dial 612-332-0335 to access the conference call.  A replay of the conference call will be available on the company’s website and also by telephone, at 800-475-6701 for domestic callers or 320-365-3844 for international callers, passcode 918325.

About Patriot Coal

Patriot Coal Corporation (the “Company”) is a leading producer and marketer of coal in the eastern United States, with ten company-operated mines and numerous contractor-operated mines in Appalachia and the Illinois Basin.  The company ships to electric utilities, industrial users and metallurgical coal customers, and controls approximately 1.3 billion tons of proven and probable coal reserves.  The company’s common stock trades on the New York Stock Exchange under the symbol PCX.

Important Information for Stockholders

The Company will file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed issuance of Company common stock in the transaction with Magnum.  Investors and stockholders are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed issuance.  Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov.  In addition, documents filed with the SEC by the Company are available free of charge by contacting investor relations by phone at (314) 275-3680, in writing to Janine A. Orf, Director of Investor Relations, or by email to jorf@patriotcoal.com.  The final proxy statement/prospectus will be mailed to stockholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed issuance.  Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 14, 2008 and in the Information Statement filed as Exhibit 99.1 to the Report on Form 8-K filed by the Company with the SEC on October 24, 2007.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations.  We do not undertake to update our forward-looking statements.  Factors that could affect our results include, but are not limited to: failure to obtain Company stockholder approval of the proposed issuance; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; availability and cost of financing; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; changes in general economic conditions, including coal and power market conditions; the outcome of commercial negotiations involving sales contracts or other transactions; the Company’s dependence on Peabody Energy Corporation in the near future;

geologic, equipment and operational risks associated with mining; supplier and contract miner performance and the availability and cost of key equipment and commodities; the Company’s ability to replace coal reserves; labor availability and relations; availability and costs of transportation; weather patterns affecting energy demand; legislative and regulatory developments; risks associated with environmental laws and compliance; the outcome of pending or future litigation; and the availability and costs of competing energy resources.  The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and 8-K reports.

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